UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2007

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 12, 2007, the Compensation Committee of the Board of Directors of Western Digital Corporation (the "Company") approved an increase in the target bonus percentage for John F. Coyne, the Company’s President and Chief Executive Officer, with respect to cash bonus awards under the Western Digital Corporation Incentive Compensation Plan (the "ICP"). Mr. Coyne’s target bonus percentage was increased from 100% of his semi-annual base salary to 125% of his semi-annual base salary. Such increase will be effective for bonus awards made under the ICP for the 6-month performance period beginning June 30, 2007 and ending December 28, 2007. A description of the material terms of the ICP, including the performance goals established by the Compensation Committee for the 6-month performance period ending December 28, 2007, are described in Item 5.02 of the Current Report on Form 8-K filed by the Company on June 15, 2007.

On September 13, 2007, the Compensation Committee approved long-term performance cash awards for the Company’s named executive officers under the Company’s 2004 Performance Incentive Plan for the performance period beginning June 30, 2007 and ending June 26, 2009. The Compensation Committee determined that payment of the awards will be conditioned upon the accomplishment of specified operating income and revenue goals that have been approved by the Compensation Committee for the performance period applicable to the awards. Depending upon the Company's achievement of these predetermined performance goals, the cash awards will be paid within a reasonable period of time following the end of the Company's 2009 fiscal year, in each case based on a percentage of the target amount (ranging from 0% to 200%). Each long-term performance cash award awarded to the named executive officers is subject to the Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement -- Executives in substantially the form previously filed with the Securities and Exchange Commission.

The Compensation Committee also established on September 13, 2007 the performance goals for the performance cash award previously awarded to Timothy M. Leyden, the Company’s Executive Vice President, Chief Financial Officer, as described in the Current Report on Form 8-K filed by the Company on April 26, 2007. As previously disclosed in such Form 8-K, the cash award corresponds to the performance period beginning June 30, 2007 and ending June 27, 2008. At its meeting on September 13, 2007 the Compensation Committee determined that payment of the award will be conditioned upon the Company's accomplishment of specified operating income and revenue goals for the performance period applicable to the award. Depending upon the Company's achievement of these predetermined performance goals, the cash award will be paid within a reasonable period of time following the end of the Company's 2008 fiscal year, based on a percentage of the target amount (ranging from 0% to 200%). The performance cash award is further subject to the terms and conditions of a Notice of Grant of Long-Term Cash Award and Long-Term Cash Award Agreement -- Executives in substantially the form previously filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

September 17, 2007	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary